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                                                                    EXHIBIT 99.1

                                  [BELK LOGO]

NEWS RELEASE -- Contact:  Belk, Inc. -- Steve Pernotto, 704-426-1890,
                steve_pernotto@belk.com

               BELK, INC. REPORTS FIRST QUARTER OPERATING RESULTS
         TOTAL SALES RISE 32.5 PERCENT; COMP SALES INCREASE 3.4 PERCENT

CHARLOTTE, N.C., May 25, 2006 -- Belk, Inc. today announced operating results for its fiscal first quarter ended April 29, 2006.

NET SALES

Net sales for the 13-week period increased 32.5 percent to $752.5 million compared to the same prior-year period. The increase resulted primarily from a
3.4 percent increase in comparable store sales, sales from the former Proffitt's and McRae's stores and sales from new Belk stores opened during the past 12 months.

The company reported strong sales and margin results for its Belk private brand businesses. Two brands were launched during the period - Biltmore Estate For Your Home and Red Camel for young men. Top performing merchandise areas during the period included men's sportswear and feminine apparel.

NET INCOME

Net income for the first quarter was $19.5 million compared to $24.3 million for the same prior-year period. The decrease was due primarily to increased interest and other expenses associated with the purchase and integration of the Proffitt's and McRae's stores, a change in the timing of credit income from comparable stores as a result of the sale of the company's credit card receivables, and higher healthcare costs. Net income excluding non-comparable items was $19.2 million compared to $24.0 million for the same prior-year period. A detailed reconciliation of net income to net income excluding non-comparable items is provided at the end of this release.

Tim Belk, chairman and chief executive officer of Belk, Inc., said, "We're pleased with the sales results delivered by our stores for the period, including the Proffitt's and McRae's stores that were re-branded during the quarter. Although net income was impacted by some one-time expenses and timing issues, we are on track with our plans for the year."

BELK CARD

The company launched new credit marketing and loyalty programs designed to recognize and reward its charge customers. It also began a strategic alliance with GE Consumer Finance, which recently purchased the company's credit card receivables.

STORE EXPANSION

Belk opened four new stores during the first quarter (on April 5th) in Branson, Mo.; Knoxville and Mount Juliet, Tenn.; and Buford, Ga. The company also completed store expansions in Flowood, Miss. and Lady Lake, Fla., and a major store remodeling in Bristol, Va. An additional six new stores are scheduled to open this fall.

                                     -More-

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ABOUT BELK, INC.

Charlotte, N.C.-based Belk, Inc. is the largest privately owned department store company in the United States. It operates 277 fashion department stores in 16 Southeastern states and was founded in 1888 by William Henry Belk in Monroe, N.C.

NOTES:

To provide clarity in measuring Belk's financial performance, Belk supplements the reporting of its consolidated financial information under generally accepted accounting principles (GAAP) with the non-GAAP financial measure of "net income excluding non-comparable items". Belk believes that "net income excluding non-comparable items" is a financial measure that emphasizes the company's core ongoing operations and enables investors to focus on period-over-period operating performance. It is among the primary indicators Belk uses in planning and operating the business and forecasting future periods, and Belk believes this measure is an important indicator of recurring operations because it excludes items that may not be indicative of or are unrelated to core operating results.

Belk also excludes such items in connection with evaluating company performance in connection with its incentive compensation plans. In addition, this measure provides a better baseline for modeling future earnings expectations and makes it easier to compare Belk's results with other companies that operate in the same industry. Net income is the most directly comparable GAAP measure. The non-GAAP measure of "net income excluding non-comparable items" should not be considered in isolation or as a substitute for GAAP net income.

Certain statements made in this news release are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as "may," "will," "intend," "project," "expect," "anticipate," "believe," "estimate," "continue," or other similar words. Certain risks and uncertainties that may cause our actual results to differ significantly from the results we discuss in our forward-looking statements include, but are not limited to: our ability to execute our growth and expansion plans; our ability to successfully integrate the Proffitt's and McRae's department stores acquired from Saks Incorporated; changes in interest rates; changes in buying, charging and payment behavior among our customers; changes in the competitive environment of the department store and broader retail industry; the effectiveness of our merchandising and sales promotion strategies; seasonal fluctuations in sales and net income; our ability to contain costs and fully realize synergies from our operational consolidations; and changes in accounting standards or legal regulatory matters.

For additional information on these and other risk factors, see the section captioned "This Report Contains Forward-Looking Statements" in our Annual Report on Form 10-K for the fiscal year ended January 28, 2006 and our other filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable. However, you should not place undue reliance on such statements. We undertake no obligation to publicly update or revise any forward-looking statement, even if future events or new information may impact the validity of such statements.

                                     -More-

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                           BELK, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                          THREE MONTHS ENDED
                                                        -----------------------
                                                        April 29,     April 30,
                                                          2006          2005
                                                        ---------     ---------
(millions)
Revenues                                                $   752.5     $   568.1
Cost of goods sold                                          504.8         376.4
Selling, general and administrative expenses                207.9         146.5
Asset impairment and store closing costs                      1.8           (.3)
                                                        ---------     ---------
Operating income                                             38.0          45.5
Interest expense, net                                        (9.8)         (7.8)
Gain on property, equipment and investments                   2.1            .2
                                                        ---------     ---------
Income before income taxes                                   30.3          37.9
Income taxes                                                 10.8          13.6
                                                        ---------     ---------
Net Income                                              $    19.5     $    24.3
                                                        =========     =========

                           BELK, INC. AND SUBSIDIARIES
                        RECONCILIATION OF NET INCOME AND
                    NET INCOME EXCLUDING NON-COMPARABLE ITEMS
                                   (UNAUDITED)

                                                                     FISCAL YEAR ENDED
                                                                  -----------------------
                                                                  April 29,     April 30,
                                                                    2006          2005
(millions)
Net income                                                        $    19.5     $    24.3
Gain on property, equipment and investments, net of income tax         (1.4)          (.1)
Asset impairment and store closing costs, net of income tax             1.1           (.2)
                                                                  ---------     ---------
Net income excluding non-comparable items                         $    19.2     $    24.0
                                                                  =========     =========